Exhibit 99.1

  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Fourth Quarter and Full Year 2018 Results and Provides First Quarter and Full Year 2019 Guidance

•	Net new business of $667.3 million in the fourth quarter; Net book-to-bill of 1.30

•	$729.6 million of revenue in the fourth quarter; 11.2% growth at actual foreign exchange rates and 12.0% growth on a constant currency basis

•	Fourth quarter GAAP net income per diluted share of $1.07 and GAAP net income of $71.5 million

•	Fourth quarter adjusted net income per diluted share was $1.31 per share and adjusted net income was $86.9 million

RALEIGH, N.C., February 27, 2019 -- PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter and year ended December 31, 2018.

"We are delighted to have closed out 2018 with another quarter of strong financial results” said Colin Shannon, PRA’s Chief Executive Officer. “Our ability to execute across all of our businesses has allowed us to deliver solid revenue growth and strong bottom-line results. Our key financial metrics continue to improve, as highlighted by our 1.30 net book-to-bill ratio and our expanding margins. We remain focused on providing broad and flexible services to our clients and believe we are well positioned to deliver strong results in 2019.”

Net new business for our Clinical Research segment for the three months ended December 31, 2018 was $667.3 million, representing a net book-to-bill ratio of 1.30 for the period. This net new business contributed to an ending backlog of $4.2 billion at December 31, 2018.

For the three months ended December 31, 2018, revenue was $729.6 million, which represents growth of 11.2%, or $73.8 million, compared to the fourth quarter of 2017 at actual foreign exchange rates. On a constant currency basis, revenue grew $79.0 million, an increase of 12.0% compared to the fourth quarter of 2017. By segment, the Clinical Research segment generated revenues of $655.6 million, while the Data Solutions segment generated revenues of $74.0 million.

On January 1, 2018, the Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers,” or ASC 606, using the modified retrospective method for all contracts that were not completed as of January 1, 2018. Prior periods have not been restated under this guidance and remain as previously reported. The primary impact of applying this new guidance on our statement of operations is that (i) we now recognize reimbursements from our customers for payments to investigators as revenue, whereas these payments and costs were previously recorded on a net basis, and (ii) we include all reimbursed costs in the total project costs when measuring our progress under our research contracts instead of recording these amounts on a separate basis.

The impact of the adoption of ASC 606 on the Company’s revenue is summarized below:

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	As Reported	Reclassification from adoption of ASC 606	Impact from adoption of ASC 606	Balances without adoption of ASC 606
Revenue:
Revenue	$729,648	$(660,002)	$(69,646)	$—	$—

Service revenue	—	589,018	—	589,018	568,802
Reimbursement revenue	—	70,984	—	70,984	87,094
Total revenue	$729,648	$—	$(69,646)	$660,002	$655,896

Excluding the impact of the adoption of ASC 606 and reimbursement revenue, revenue increased $20.2 million, which represents growth of 3.6% at actual foreign exchange rates and 4.2% on a constant currency basis.

Direct costs, exclusive of depreciation and amortization, were $365.7 million during the three months ended December 31, 2018 compared to $368.9 million for the three months ended December 31, 2017. The decrease in direct costs was primarily due to a favorable impact of $8.6 million from foreign currency exchange rate fluctuations, which was offset by an increase in salaries and related benefits of $3.6 million in our Clinical Research segment as we continue to ensure appropriate staffing levels and an increase of $1.6 million in our Data Solutions segment. Direct costs were 50.1% of revenue during the fourth quarter of 2018 compared to 56.2% of revenue during the fourth quarter of 2017. Excluding the impact of the adoption of ASC 606 and reimbursement revenue, direct costs were 62.1% of revenue during the fourth quarter of 2018 compared to 64.9% of revenue during the fourth quarter of 2017.

Selling, general and administrative expenses were $96.4 million during the three months ended December 31, 2018 compared to $92.2 million for the three months ended December 31, 2017. Excluding the impact of the adoption of ASC 606 and reimbursement revenue, selling, general and administrative costs were 16.4% of revenue during the fourth quarter of 2018 compared to 16.2% of revenue during the fourth quarter of 2017.

GAAP net income was $71.5 million for the three months ended December 31, 2018, or $1.07 per share on a diluted basis, compared to a GAAP net loss of $16.0 million for the three months ended December 31, 2017, or $0.25 per share on a diluted basis. Our reported net loss for the three months ended December 31, 2017 included the loss on modification of debt and the revaluation of acquisition-related earn-out liabilities.

EBITDA was $124.9 million for the three months ended December 31, 2018, representing an increase of 720.9% compared to the three months ended December 31, 2017. Our EBITDA for the three months ended December 31, 2017 included the loss on modification of debt and the revaluation of acquisition-related earn-out liabilities. Adjusted EBITDA was $136.2 million for the three months ended December 31, 2018, representing growth of 18.8% compared to the three months ended December 31, 2017.

Adjusted net income was $86.9 million for the three months ended December 31, 2018, representing 26.4% growth compared to the three months ended December 31, 2017. Adjusted net income per diluted share was $1.31 for the three months ended December 31, 2018, representing 26.0% growth compared to the three months ended December 31, 2017.

Full Year 2018 Financial Highlights

For the twelve months ended December 31, 2018, revenue was $2,871.9 million, which represents growth of 27.1%, or $612.5 million, compared to the twelve months ended December 31, 2017 at actual foreign exchange rates. On a constant currency basis, revenue grew $597.3 million, representing growth of 26.4% compared to the twelve months ended December 31, 2017. By segment, the Clinical Research segment generated revenues of $2,622.4 million, while the Data Solutions segment generated revenues of $249.5 million.

The impact of the adoption of ASC 606 on the Company’s revenue for the year ended December 31, 2018 is summarized below:

	Year Ended December 31, 2018				Year Ended December 31, 2017
	As Reported	Reclassification from adoption of ASC 606	Impact from adoption of ASC 606	Balances without adoption of ASC 606
Revenue:
Revenue	$2,871,922	$(2,605,140)	$(266,782)	$—	$—

Service revenue	—	2,296,849	—	2,296,849	1,948,374
Reimbursement revenue	—	308,291	—	308,291	311,015
Total revenue	$2,871,922	$—	$(266,782)	$2,605,140	$2,259,389

Excluding the impact of the adoption of ASC 606 and reimbursement revenue, revenue increased $348.5 million, which represents growth of 17.9% at actual foreign exchange rates and 17.4% on a constant currency basis. Organic revenue growth, excluding the adoption of ASC 606, reimbursement revenue and revenue attributable to our Data Solutions segment, was 10.2% at actual foreign exchange rates and 9.7% on a constant currency basis.

Reported GAAP income from operations was $281.3 million, reported GAAP net income attributable to PRA Health Sciences was $153.9 million and reported GAAP net income attributable to PRA Health Sciences per diluted share was $2.32 for the twelve months ended December 31, 2018.

Adjusted net income was $284.1 million for the twelve months ended December 31, 2018, an improvement of 29.8% compared to the twelve months ended December 31, 2017. Adjusted net income per diluted share was $4.28 for the twelve months ended December 31, 2018, up 28.5% compared to the twelve months ended December 31, 2017.

Full Year 2019 and Q1 2019 Guidance

For full year 2019, the Company expects to achieve total revenues between $3.09 billion and $3.20 billion, representing as reported and constant currency growth of 8% to 11%. On an ASC 605 basis, the Company expects to achieve revenues of between $2.475 billion and $2.57 billion, representing as reported and constant currency growth of 8% to 12%.

We expect GAAP net income per diluted share of between $3.65 and $3.80 per share and adjusted net income per diluted share of between $4.93 and $5.08 per share, representing growth of 15% to 19%. We anticipate an annual effective income tax rate estimate of 24%.

Our effective tax rate may differ from this estimate, due to, among other things, changes to estimates of the geographic allocation of our pre-tax income as well as changes in interpretations, analysis, and additional guidance that may be issued by regulatory agencies as it relates to the Tax Cuts and Jobs Act.

For Q1 2019, the Company expects to achieve total revenues between $720.0 million and $740.0 million, representing as reported growth of 3% to 5% and constant currency growth of 4% to 7%. On an ASC 605 basis, the Company expects to achieve revenues of between $575.0 million and $595.0 million, representing as reported growth of 3% to 6% and constant currency growth of 4% to 7%. The Company expects GAAP net income per diluted share of between $0.74 and $0.79 per share, adjusted net income per diluted share between $1.05 and $1.10 per share, and an annual effective income tax rate of 24%.

Our 2019 guidance assumes a EURO rate of 1.15 and a GBP rate of 1.35 with all other foreign currencies using a rate as of January 31, 2019.

A reconciliation of our non-GAAP measures, including revenue reported on an ASC 605 basis, EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share and our 2019 guidance, to the corresponding GAAP measures is included in this press release.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on February 28, 2019, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 8697447. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investors.prahs.com. A replay of the conference call will be available online at investors.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 8697447.

Additional Information

A financial supplement with fourth quarter 2018 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investors.prahs.com in a document titled “Q4 2018 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and more than 16,400 employees worldwide. Since 2000, PRA has participated in approximately 3,800 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 85 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, immunology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with flexible clinical development service offerings, which include both traditional, project-based Phase I through Phase IV services, as well as embedded, functional outsourcing and data solution services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Trout
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit experienced personnel; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is subject to a number of additional risks associated with its business outside the United States, including changes in tax law, foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union and the adoption of trade restrictions between the U.S. and other national governments; the Company may be unable to successfully develop and market new services or enter new markets; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; government regulators may impose new regulations affecting the Company’s business; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s disposal of hazardous substances and waste could give rise to liability; the Company may be unable to protect its intellectual property, patent and other intellectual property litigation could be time consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 22, 2018. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance

EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
Revenue:	729,648	655,896	2,871,922	2,259,389
Operating expenses:
Direct costs (exclusive of depreciation and amortization)	365,717	368,880	1,500,226	1,283,868
Reimbursable out-of-pocket costs	70,984	87,094	308,291	311,015
Reimbursable investigator fees	68,529	—	262,114	—
Selling, general and administrative	96,371	92,217	371,795	321,987
Transaction-related costs	3,108	75,893	35,817	87,709
Depreciation and amortization	28,084	28,081	112,247	78,227
Loss on disposal of fixed assets, net	99	118	120	358
Income from operations	96,756	3,613	281,312	176,225
Interest expense, net	(13,539)	(15,641)	(57,399)	(46,729)
Loss on modification or extinguishment of debt	(498)	(11,934)	(952)	(15,023)
Foreign currency gains (losses), net	373	(4,618)	(1,043)	(39,622)
Other expense, net	(170)	(104)	(371)	(304)
Income (loss) before income taxes and equity in income of unconsolidated joint ventures	82,922	(28,684)	221,547	74,547
Provision for (benefit from) income taxes	11,840	(12,458)	67,232	(12,623)
Income (loss) before equity in income of unconsolidated joint ventures	71,082	(16,226)	154,315	87,170
Equity in income of unconsolidated joint ventures, net of tax	25	31	143	123
Net income (loss)	71,107	(16,195)	154,458	87,293
Net loss (income) attributable to noncontrolling interest	345	147	(553)	(366)
Net income (loss) attributable to PRA Health Sciences, Inc.	$71,452	$(16,048)	$153,905	$86,927
Net income (loss) per share attributable to common stockholders:
Basic	$1.10	$(0.25)	$2.40	$1.39
Diluted	$1.07	$(0.25)	$2.32	$1.32
Weighted average common shares outstanding:
Basic	64,814	63,187	64,123	62,437
Diluted	66,587	63,187	66,341	65,773

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$144,221	$192,229
Restricted cash	488	661
Accounts receivable and unbilled services, net	568,099	627,003
Prepaid expenses and other current assets	66,605	55,580
Income taxes receivable	2,942	1,551
Total current assets	782,355	877,024
Fixed assets, net	154,764	143,070
Goodwill	1,494,762	1,512,424
Intangible assets, net	704,446	783,836
Deferred tax assets	8,954	8,939
Investment in unconsolidated joint ventures	—	407
Deferred financing fees	1,373	1,844
Other assets	39,813	30,502
Total assets	$3,186,467	$3,358,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$—	$91,500
Current portion of long-term debt	—	28,789
Accounts payable	43,734	64,635
Accrued expenses and other current liabilities	369,477	303,875
Income taxes payable	44,306	13,606
Advanced billings	441,357	469,211
Total current liabilities	898,874	971,616
Deferred tax liabilities	100,712	112,181
Long-term debt, net	1,082,384	1,225,397
Other long-term liabilities	53,077	112,371
Total liabilities	2,135,047	2,421,565
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 65,394,526 and 63,623,950 at December 31, 2018 and 2017, respectively	654	636
Additional paid-in capital	960,535	905,423
Accumulated other comprehensive loss	(170,659)	(136,470)
Retained earnings	254,500	161,182
Equity attributable to PRA Health Sciences, Inc. stockholders	1,045,030	930,771
Noncontrolling interest	6,390	5,710
Total stockholders' equity	1,051,420	936,481
Total liabilities and stockholders' equity	$3,186,467	$3,358,046

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$154,458	$87,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112,247	78,227
Amortization of debt issuance costs and discount	2,111	2,108
Amortization of terminated interest rate swaps	7,146	6,684
Stock-based compensation expense	29,143	12,616
Non-cash transaction related stock-based compensation expense	773	5,294
Unrealized foreign currency (gains) losses	(3,307)	39,700
Loss on modification or extinguishment of debt	952	15,023
Loss on disposal of fixed assets	120	358
Change in acquisition-related contingent consideration	34,538	74,969
Equity in income of unconsolidated joint ventures	(143)	(123)
Deferred income taxes	11,665	(75,915)
Other reconciling items	30	763
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable and unbilled services	(17,017)	(136,330)
Prepaid expenses and other assets	(18,931)	1,762
Accounts payable and other liabilities	31,579	35,792
Income taxes	5,241	10,640
Advanced billings	14,216	61,547
Payment of acquisition-related contingent consideration	(35,029)	—
Net cash provided by operating activities	329,792	220,408
Cash flows from investing activities:
Purchase of fixed assets	(55,880)	(61,318)
Proceeds from the sale of fixed assets	43	56
Cash received (paid) for interest on interest rate swap	181	(874)
Cash received from the sale of marketable securities	183	—
Acquisition of Symphony Health Solutions Corporation, net of cash acquired	—	(521,182)
Payment of Symphony Health Solutions Corporation contingent consideration	—	(67,781)
Acquisition of Parallel 6, Inc., net of cash acquired	—	(38,859)
Acquisition of Takeda PRA Development Center KK, net of cash acquired	—	2,680
Acquisition of Takeda Pharmaceutical Data Services, Ltd., net of cash acquired	—	(142)
Net cash used in investing activities	(55,473)	(687,420)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	550,000
Repayment of long-term debt	(224,394)	(125,513)
Proceeds from accounts receivable financing agreement	60,000	20,000
Repayment on accounts receivable financing agreement	(10,000)	(20,000)
Borrowings on line of credit	—	121,500
Repayments of line of credit	(91,500)	(30,000)
Payment of debt prepayment and debt extinguishment costs	—	(9,226)
Payment for debt issuance costs	—	(6,588)
Proceeds from stock issued under employee stock purchase plan and stock option exercises	31,382	7,236
Taxes paid related to net shares settlement of equity awards	(5,337)	—
Payment of acquisition-related contingent consideration	(79,663)	(400)
Net cash (used in) provided by financing activities	(319,512)	507,009
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(2,988)	3,555
Change in cash, cash equivalents, and restricted cash	(48,181)	43,552
Cash, cash equivalents, and restricted cash, beginning of year	192,890	149,338
Cash, cash equivalents, and restricted cash, end of year	$144,709	$192,890

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to PRA Health Sciences, Inc.	$71,452	$(16,048)	$153,905	$86,927
Depreciation and amortization	28,084	28,081	112,247	78,227
Interest expense, net	13,539	15,641	57,399	46,729
(Benefit from) provision for income taxes	11,840	(12,458)	67,232	(12,623)
EBITDA	124,915	15,216	390,783	199,260
Stock-based compensation expense (a)	8,674	4,930	29,143	12,616
Loss on disposal of fixed assets, net (b)	99	118	120	358
Loss on modification or extinguishment of debt (c)	498	11,934	952	15,023
Foreign currency (gains) losses, net (d)	(373)	4,618	1,043	39,622
Other non-operating expense, net (e)	170	104	371	304
Equity in income of unconsolidated joint ventures, net of tax	(25)	(31)	(143)	(123)
Foreign research and development credits (f)	(2,883)	(66)	(2,883)	(66)
Transaction-related costs (g)	3,108	75,893	35,817	87,709
Acquisition-related costs (h)	6	386	671	3,565
Lease termination expense (i)	1,186	35	2,632	187
Severance and restructuring charges (j)	445	—	1,249	—
Non-cash rent adjustment (k)	432	1,164	1,566	3,614
Other charges	—	—	449	—
Non-operating (loss) income attributable to noncontrolling interest	(44)	339	802	592
Adjusted EBITDA	$136,208	$114,640	$462,572	$362,661

Net income (loss) attributable to PRA Health Sciences, Inc.	$71,452	$(16,048)	$153,905	$86,927
Provision for (benefit from) income taxes	11,840	(12,458)	67,232	(12,623)
Amortization of intangible assets	17,651	19,669	71,629	49,184
Amortization of deferred financing costs	492	629	2,111	2,108
Amortization of terminated interest rate swaps	1,668	1,753	7,146	6,684
Stock-based compensation expense (a)	8,674	4,930	29,143	12,616
Loss on disposal of fixed assets, net (b)	99	118	120	358
Loss on modification or extinguishment of debt (c)	498	11,934	952	15,023
Foreign currency (gains) losses, net (d)	(373)	4,618	1,043	39,622
Other non-operating expense, net (e)	170	104	371	304
Equity in income of unconsolidated joint ventures, net of tax	(25)	(31)	(143)	(123)
Foreign research and development credits (f)	(2,883)	(66)	(2,883)	(66)
Transaction-related costs (g)	3,108	75,893	35,817	87,709
Acquisition-related costs (h)	6	386	671	3,565
Lease termination expense (i)	1,186	35	2,632	187
Severance and restructuring charges (j)	445	—	1,249	—
Non-cash rent adjustment (k)	432	1,164	1,566	3,614
Other	—	—	449	—
Non-operating (loss) income attributable to noncontrolling interest	(44)	339	802	592
Adjusted pre-tax income	114,396	92,969	373,812	295,681
Adjusted tax expense (l)	(27,455)	(24,172)	(89,715)	(76,877)
Adjusted net income	$86,941	$68,797	$284,097	$218,804

Diluted weighted average common shares outstanding	66,587	66,037	66,341	65,773

Adjusted net income per diluted share	$1.31	$1.04	$4.28	$3.33

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	Q1 2019 Revenue		FY 2019 Revenue
	Low	High	Low	High
Total revenue	$720.0	$740.0	$3,090.0	$3,200.0
Less: reimbursement revenue	(145.0)	(145.0)	(615.0)	(630.0)
Adjusted revenue - ASC 605	$575.0	$595.0	$2,475.0	$2,570.0

	FY 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share attributable to PRA Health Sciences, Inc.	$245.0	$255.0	$3.65	$3.80
Adjustments:
Provision for income taxes	85.0	80.0	1.27	1.19
Amortization of intangible assets	69.0	69.0	1.03	1.03
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	7.0	7.0	0.10	0.10
Stock-based compensation expense (a)	36.0	36.0	0.54	0.54
Adjusted pre-tax income	444.0	449.0	6.62	6.69
Adjusted tax expense (l)	(113.0)	(108.0)	(1.69)	(1.61)
Adjusted net income and adjusted net income per diluted share attributable to PRA Health Sciences, Inc.	$331.0	$341.0	$4.93	$5.08

	Q1 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share attributable to PRA Health Sciences, Inc.	$49.0	$53.0	$0.74	$0.79
Adjustments:
Provision for income taxes	17.0	17.0	0.25	0.25
Amortization of intangible assets	17.0	17.0	0.25	0.25
Amortization of deferred financing costs	1.0	1.0	0.01	0.01
Amortization of terminated interest rate swaps	2.0	2.0	0.03	0.03
Stock-based compensation expense (a)	9.0	9.0	0.13	0.13
Adjusted pre-tax income	95.0	99.0	1.41	1.46
Adjusted tax expense (l)	(24.0)	(24.0)	(0.36)	(0.36)
Adjusted net income and adjusted net income per diluted share attributable to PRA Health Sciences, Inc.	$71.0	$75.0	$1.05	$1.10

(a)
Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (g).

(b)
Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Loss on modification or extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)
Foreign currency losses (gains), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)	Other non-operating expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)
The foreign research and development credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction. The amounts recorded in this line item represent amounts recorded in the current period that related to a prior period.

(g)
Transaction-related costs relate primarily to the acquisition of Symphony Health Solutions Corporation (“Symphony Health”), secondary offerings, fair-value revaluation of acquisition-related earn-out liabilities and the receivables financing agreement. Such costs for the year ended December 31, 2018 consist of $32.6 million for changes in the estimated fair value of contingent consideration related to our recent acquisitions, $1.4 million related to Symphony retention bonuses that will be reimbursed by the seller, $0.5 million of fees incurred in connection with our August 2018 secondary offering, $0.8 million of stock-based compensation expense related to the release of a portion of the transfer restrictions on vested options, and $0.5 million of third-party fees associated with the amendment to our accounts receivable financing agreement. Transaction-related costs for the year ended December 31, 2017 consist of $6.4 million of fees incurred in connection with the acquisition of Symphony Health, $5.3 million of stock-based compensation expense related to the release of the transfer restrictions on vested options, $1.0 million of third-party fees incurred in connection with our August 2017 secondary offering and $75.0 million related to changes in the fair value of earn-out liabilities associated with our recent acquisitions.

(h)
Acquisition-related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions, excluding those associated with the acquisition of Symphony Health that are discussed in footnote (g); the acquisition of Nextrials, Inc., the acquisition of Parallel 6, Inc., and the integration cost for the Takeda joint venture, as well as costs related to other potential acquisitions to enhance our strategic objectives. Integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(i)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(j)
Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with acquisitions made by the Company.

(k)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(l)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.